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                                                                      Exhibit 21
                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    LIST OF SUBSIDIARIES AT DECEMBER 30, 2000

                                                           STATE OF OTHER                      PERCENT OF VOTING
                                                          JURISDICTION OF                       SECURITIES OWNED
                    PARENT                                 INCORPORATION                           BY PARENT
----------------------------------------------------------------------------------------------------------------------------
Escalade, Incorporated                                        Indiana
Subsidiaries
   Indian Industries, Inc. (1)                                Indiana                                 100%
   Martin Yale Industries, Inc. (1)                           Indiana                                 100%
   Harvard Sports, Inc. (1)                                  California                               100%
   Master Products Manufacturing
     Company, Inc. (1)                                       California                               100%
   Indian-Martin AG (1)                                     Switzerland                               100%
   EIM Company, Inc. (1)                                       Nevada                                 100%
   SOP Services, Inc. (1)                                      Nevada                                 100%

(1) Each subsidiary company so designated has been included in Consolidated Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.